Exhibit (c)(5)

Crayola

Presentation to the Board of Directors

July 20, 2004

Disclaimer

The following pages contain material provided to the Board of Directors of Crayola, Inc. (“Crayola” or the “Company”) by Citigroup Global Markets Inc. (“Citigroup”) in connection with the proposed transaction in which the Company would seek to sell its 81% interest in Magenta, Inc. (“Magenta”). The accompanying material was compiled or prepared on a confidential basis solely for the use by the Board of Directors of Crayola and not with a view toward public disclosure under any securities laws or otherwise. The information contained in this material was obtained from Crayola, Magenta and other sources. Any estimates and projections contained herein have been prepared or adopted by Crayola and Magenta management, or obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. Citigroup does not take responsibility for such estimates and projections, or the basis on which they were prepared. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. This material was not prepared for use by readers not as familiar with the business and affairs of Crayola and Magenta as the Board of Directors of Crayola and, accordingly, neither Crayola nor Citigroup nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material when used by persons other than the Board of Directors of Crayola. Citigroup does not have any obligation to update or otherwise revise the accompanying materials.

Summary of Discussions with Special Committee (July 16, 2004)

Crayola presented to the Special Committee Bidder Red’s proposal of $45.35 for Crayola and $46.47 for minority shareholders, reflecting the $25 million increase offered by Red on July 15, 2004

Special Committee indicated desire for price of $48.00 for minority shareholders

Crayola countered with proposal of $45.25 for Crayola and $46.90 for minority shareholders, effectively giving to minority shareholders entire benefit of $25 million increase proposed on July 15, 2004

Special Committee indicated willingness to agree to a price of $47.00 for minority shareholders

Bidder Red agreed to pay for incremental increase to $47.00 for minority shareholders ($1.5 million), with Crayola price remaining at $45.25

As a result of price increase, principal contract terms remained as discussed at prior board meeting

Magenta Market Performance

Performance of $9.85 (Magenta stock price) invested at 1/6/03

DAILY DATA: JANUARY 6, 2003 THROUGH JULY 19, 2004

$50.00 $45.00 $40.00 $35.00 $30.00 $25.00 $20.00 $15.00 $10.00 $5.00 $0.00

01/06/03 03/03/03 04/28/03 06/23/03 08/18/03 10/13/03 12/08/03 02/02/04 03/29/04 05/24/04 07/19/04

(a) (b) (c) (d) (e) (f) (g)

Value of $9.85 Invested at 1/06/03 Percent Change

Magenta $45.95 366%

Generators: $26.25 166%

Crayola: $13.86 41%

S&P 500: $11.67 19%

Crayola

Magenta

S&P 500

Merchant Generators (RRI, AES, CPN)

a) 10/21/03 – Magenta 3Q Earnings Release

b) 12/04/03 – RRI Announcement

c) 01/24/03 – RRI Option Expiration

d) 02/12/04 – Magenta 4Q Earnings Release

e) 03/31/04 – Magenta Files True-Up Application ($36.26/share)

f) 04/15/04 – First Round Bids Received

g) 04/22/04 – Magenta 1Q Earnings Release

Historical Average Stock Prices

1-Year 6-Month 3-Month 1-Month

Magenta $32.70 $38.30 $41.13 $45.52

Summary of Bidder Red Transaction

Material Terms Comments

Acquisition Structure

Acquisition of 100% ownership interest in Magenta in three steps

Minority cash out

Sale of non-STP assets

Sale of STP

Headline Price (After-tax Proceeds)

$45.25 / share ($2,466MM) for Crayola

$47.00 / share for minority shareholders

Debt Financing

Debt financing of $2.50B subject to limited conditions, including:

Contribution of at least 20% in equity (Goldman Sachs proposal)

Obtaining a rating from S&P and Moody’s

Not subject to market “out”

Financing Source

Goldman Sachs – Committed through September 30, 2005

Regulatory Approvals

HSR, FERC (EWG status) and NRC (for step 3)

Corporate / Other Approvals

None on part of buyer

Other Terms

Approval by special committee of Magenta’s Board of Directors (for transaction and for power purchase agreement at signing)

Implementation of a proprietary forward power sale with J. Aron (subsidiary of Goldman Sachs) required at signing of definitive agreement; remains in place through 2008 regardless of whether deal closes

Able to accelerate receipt of substantial portion of consideration by all shareholders (including entirety to minority) under three step structure

No majority of minority vote; no fiduciary out

Minority squeeze-out will be SEC “going private” transaction and require full disclosure by Crayola of fairness and bidding process

Bidder Red: 3-Step Acquisition Structure

Step I



Public
Crayola
19%
15.2MM shares
$47.00 / share
81%
Magenta
New Debt $716MM

- Using bridge loan proceeds from Red's financing arrangements, 15.2 million shares repurchased from the public at $47.00/share ($716MM)
- First step to integral transaction

TIMING: 90 days

Step II



Crayola
Red Funds
100%
Magenta
CASH
NewCo
1
Non-STP Assets
2
New Sub
MERGER
Merger Sub

1. Magenta divides STP and Non-STP assets between two subsidiaries
2. NewCo acquires Non-STP Sub via cash merger
   - Crayola receives substantial portion of cash in 90 days
   - Step 1 bridge loan immediately repaid

- Effective purchase by Red of fossil assets for $2,813 million

TIMING: First business day following Step I

Step III



Crayola
Red Funds
CASH
NewCo
Magenta
MERGER
Merger Sub
STP Assets Only
Non-STP Assets

- Once NRC approval obtained, NewCo acquires Magenta via cash merger
- Following Step 3, Magenta assets are "reassembled" as Red Funds own 100% of current Magenta
- Material adverse change evaluated in context of entire transaction
- STP and any remaining assets of Magenta effectively acquired by Red for $700 million
- Crayola would retain ownership of STP if Step 3 does not close

TIMING: 6-9 months from signing (subject to NRC approval)

Note: Certain structural steps eliminated for presentation purposes.

6

citigroup

Bidder Red – Cash Impact to Crayola

(numbers in millions, except per share data)

STEP I

Purchase Price / Share* $47.00

Minority Shares 15.2

Minority Purchase Price (New Debt) $716

STEP II

Non-STP Price* $2,813

Non-STP Basis** 1,140

Gain on Sale $1,673

Cash Taxes (35%) *** (477)

A/T Gain $1,196

Gross Cash Proceeds $2,813

Plus: Excess Distributable Cash**** 134

Repay Debt (Step I) (716)

Distributable Cash (Step II)* $2,231

Less: Cash Taxes (477)

Net Cash to Crayola (Step II) $1,754

Crayola Basis in Magenta Shares $1,294

Plus: A/T Gain 1,196

Less: Net Cash to Crayola (1,754)

New Crayola Basis in Magenta Shares $736

STEP III

Magenta (STP) Stock Purchase Price* $700

New Crayola Basis in Magenta Shares 736

(Loss) on Sale ($36)

Tax benefit at 35% $12

Cash Proceeds $700

Plus: Tax benefit (applied to Step II) 12

Total Cash (Step III) $712

Net Cash (Step II) 1,754

Total Net Cash Proceeds to Crayola $2,466

Net Crayola Cash in Straight Sale ($45.25 / Share) $2,466

Distributable Cash (Step II) $2,231

Cash Proceeds (Step III) $700

Total Aggregate Consideration (Pre-tax) $2,931

Crayola Shares of Magenta 64.8

Implied Equivalent Consideration / Share $45.25

* Per transaction document.

** Total Net Tax Basis of $1,598 million less $324 million STP basis less cash of $134 million (assumes cash balance = $134 million).

*** Assumes purchase price allocation generates a minimum of $310 million capital gains facilitating full utilization of $310 million capital loss carry forward.

**** Assumes minimum $134 million cash balance at Step II closing. If actual cash balance is less, Magenta may borrow to fund shortfall with indebtedness repaid or assumed by Red in Step III.

Rationale for Bidder Red Transaction

Minimum execution risk

Limited closing conditions / termination provisions

Limited scope of material adverse effect provisions

Sale of majority of assets closes sooner, reducing risk of material adverse effect

No market “out” in financing (supported by power purchase agreement)

No conditionality regarding STP sale

Attractive post-tax proceeds to Crayola ($2,466 million)

Higher than White

Not subject to tax and other risks associated with Purple

Accelerated receipt of substantial portion of proceeds (including all to minority)

Experienced buyer group with access to significant funds

Advantages outweigh complexity of 3-step merger process

Regulatory Approvals: Red vs. White

Red White

HSR

FERC – EWG certification of Fossil LP entity

NRC (step 3 only)

Merger Agreement: If approvals contain terms that result in a material adverse effect, transaction does not close

HSR

FERC – EWG recertification of Genco LP

NRC – entire transaction

Texas PUC

IRS letter ruling regarding sale of STP to Cameco

STP ROFR

Merger Agreement: If approvals contain terms to which White reasonably objects, transaction does not close

TOTAL TIME (STEPS 1-2): £3 MONTHS

TOTAL TIME (STEP 3): 6-9 MONTHS

TOTAL TIME: 6-9 MONTHS

Financial Analysis ($ / Share)

$45.25 – Bidder Red Implied Per Share Price to Crayola

$45.95 – Market Price (07/19/04)

$47.00 – Bidder Red Offer to Minority Shareholders

“Base Case” DCF based on Current Gas Price Curve (1)

Commodity-based Companies

Plant-by-Plant ($/kW)

52-Week High / Low

$40.34 $41.00 $34.69 $46.68 $44.50 $39.11 $21.15 $47.17

Price / Share$28.00 $30.00 $32.00 $34.00 $36.00 $38.00 $40.00 $42.00 $44.00 $46.00 $48.00

Gross Proceeds to Crayola $2,072 $2,202 $2,332 $2,461 $2,591 $2,720 $2,850 $2,979 $3,109

Net Proceeds (after tax) (2) 1,908 1,993 2,077 2,161 2,245 2,329 2,414 2,498 2,582

(1) DCF: Weighted Average Cost of Capital of 9.5%—10.5% and terminal EBITDA of 5.0x – 6.0x.

(2) Equivalent net proceeds on straight sale of stock.

Source: Company financial model based on July 6, 2004 NYMEX Forward Gas Price Curve.

Financial Analysis (Aggregate Consideration to Crayola)

($in millions)

$2,931 – Bidder Red Implied Aggregate Consideration to Crayola(2)

$2,976 – Aggregate Value of 81% Implied by Market Price (07/19/04)

$3,023 $2,882 $3,055 $2,613 $2,655 $2,533 $2,247 $1,370

“Base Case” DCF based on Current Gas Price Curve (1)

Commodity-based Companies

Plant-by-Plant ($/kW)

52-Week High / Low

Gross Proceeds to Crayola / Implied Value of 81% Stake $2,072 $2,202 $2,332 $2,461 $2,591 $2,720 $2,850 $2,979 $3,109

Net Proceeds (after tax) (3) 1,908 1,993 2,077 2,161 2,245 2,329 2,414 2,498 2,582

(1) DCF: Weighted Average Cost of Capital of 9.5%—10.5% and terminal EBITDA of 5.0x – 6.0x.

(2) Aggregate pre-tax consideration to Crayola from Steps 2 and 3.

(3) Equivalent net proceeds on straight sale of stock.

Source: Company financial model based on July 6, 2004 NYMEX Forward Gas Price Curve.